UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 13, 2008 (August 11, 2008)

Build-A-Bear Workshop, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Innerbelt Business Center Drive St. Louis, Missouri	63114
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2008, Build-A-Bear Workshop, Inc. (the “Company”) and all of its domestic subsidiaries (collectively with the Company, the “Borrower”) entered into a Fourth Amended and Restated Loan Agreement (the “Amended Credit Agreement”) with U.S. Bank National Association (“U.S. Bank”), which amends and restates the Company’s Third Amended and Restated Loan Agreement with U.S. Bank.

The Amended Credit Agreement extends the expiration date of the facility from September 30, 2008 to December 31, 2009, and utilizes the Company’s asset base, including its Company-owned distribution center located near Columbus, Ohio, to provide enhanced financial flexibility through greater borrowing capacity at lower interest costs, while maintaining financial covenants at similar or less restrictive levels. The Amended Credit Agreement increases the seasonal overline on the line of credit to be in effect from July 1 to December 31 of each year from $30 million to $50 million and increases the available line of credit for the first half of each calendar year from $15 million to $40 million. In addition, the fixed charge coverage ratio covenant was reduced from 1.5:1 to 1.3:1 and the interest rate was reduced from, at the Borrower’s option, prime minus 1.0% or LIBOR plus 1.5% to prime minus 1.0% or LIBOR plus 1.3%. The Amended Credit Agreement is now secured by the assets of the Borrower and a pledge of 65% of the Borrower’s ownership interest in certain of its foreign subsidiaries.

The Amended Credit Agreement contains typical representations, warranties and negative covenants, including, among other things, that the Borrower will not incur indebtedness or make any investments in excess of certain thresholds, permit the tangible net worth of Borrower to be less than $93 million at any time, acquire any subsidiaries, or merge or consolidate with any other entity or acquire all or substantially all of the assets of any other company outside the ordinary course of business.

In connection with the Amended Credit Agreement Amendment, the Borrower also entered into a Fourth Amended and Restated Revolving Credit Note (the “Amended Note”) on August 11, 2008 with U.S. Bank, which amended and restated the Company’s Third Amended and Restated Revolving Credit Note with U.S. Bank. The Amended Note accommodates the line of credit increases described above.

Relationship to U.S. Bank

The Company has or may have had customary banking relationships with U.S. Bank based on the provision of a variety of financial services, including lending, commercial banking and other advisory services.

The foregoing description of the Amended Credit Agreement and the Amended Note is only a summary of certain terms and conditions of these documents and is qualified in its entirety by reference to the Amended Credit Agreement and the Amended Note, which have been filed as Exhibits 10.1 and 10.2 hereto and which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Fourth Amended and Restated Loan Agreement between Build-A-Bear Workshop, Inc., Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Retail Management, Inc., as Borrowers, and U.S. Bank National Association, as Lender, entered into as of August 11, 2008.

10.2	Fourth Amended and Restated Revolving Credit Note by Build-A-Bear Workshop, Inc., Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Retail Management, Inc., as Borrowers, in favor of U.S. Bank National Association, as Lender, entered into as of August 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: August 13, 2008	By:	/s/ Tina Klocke
	Name:	Tina Klocke
	Title:	Chief Financial Bear, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Fourth Amended and Restated Loan Agreement between Build-A-Bear Workshop, Inc., Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Retail Management, Inc., as Borrowers, and U.S. Bank National Association, as Lender, entered into as of August 11, 2008.

10.2	Fourth Amended and Restated Revolving Credit Note by Build-A-Bear Workshop, Inc., Build-A-Bear Workshop Franchise Holdings, Inc., Build-A-Bear Entertainment, LLC, Build-A-Bear Retail Management, Inc., as Borrowers, in favor of U.S. Bank National Association, as Lender, entered into as of August 11, 2008.

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